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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan of Rational Software Corporation of our reports dated April 22, 1997, with respect to the consolidated financial statements of Rational Software Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young


San Jose, California
October 31, 1997